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                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.  20549

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                                       FORM 8-K

                   CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                            SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)               DECEMBER 22, 1995


                            ADVANCED MATERIALS GROUP, INC.
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                (Exact name of registrant as specified in its charter)



          Nevada                         0-16401                33-0215295
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  (State or other jurisdiction         (Commission          (IRS Employer
  of Incorporation)                    File Number)         Identification No.)


                   20211 S. Susana Road, Rancho Dominguez, CA 90221
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                       (Address of principal executive offices)



Registrant's telephone number, including area code:  (310) 537-5444





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             (Former name or former address, if changed since last report)



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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT.

     Pursuant to a Subscription and Investment Representation Agreement dated December 22, 1995, Trilon Dominion Partners, LLC, a Delaware limited liability company ("Trilon") purchased from Advanced Materials Group, Inc. ("Registrant") 1,260,807 newly issued shares of Registrant's Common Stock, plus warrants (the "Equity Warrants") to acquire an additional 30,000 shares of Common Stock, exercisable for 5 years at an exercise price of $0.75 per share, for an aggregate purchase price of $700,000 in cash.

     Also effective as of December 22, 1995, Trilon increased the amount of a line of credit to the Registrant from $700,000 to $1,000,000, and in connection therewith was granted a warrant to acquire 60,000 shares of Common Stock, exercisable for 5 years at an exercise price of $0.75 per share (the "Debt Warrant"), and a warrant to acquire 30,0000 share of Common Stock, exercisable in the event of a failure to pay the principal amount of the line of credit on or before June 30, 1997, at an exercise price equal to the fair market value of the Common Stock at such time (the "Springing Warrant" and collectively with all other warrants held by Trilon to acquire the Registrant's Common Stock the
 "Warrants").

     After the transactions described herein, Trilon beneficially owns 3,600,807 shares of Registrant's Common Stock (4,595,807 assuming exercise of all the Warrants). Such shares of Common Stock represent 34.5% of the outstanding shares of Common Stock of Registrant (40% assuming exercise of all the Warrants except the Springing Warrant).

     In its Quarterly Report on Form 10-Q for the quarter ended August 31, 1995, the Registrant reported a transaction separately reported on a Schedule 13D filed by Dominion Resources, Inc., Dominion Capital, Inc. ("Dominion"), VC Holdings, Inc. and Ronald W. Cantwell dated June 30, 1995, whereby Dominion contributed its ownership of Common Stock of the Registrant, including warrants to acquire Common Stock of the Registrant and the above-referenced line of credit, to Trilon in exchange for a non-voting Class B membership interest in Trilon. The Operating Agreement for Trilon, dated as of June 30, 1995, provides that Trilon may not sell the shares of the Registrant's Common Stock contributed by Dominion for less than the agreed fair market value of such shares at the time of their contribution without (except in certain limited circumstances) the consent of Dominion. William J. Hopke, Chairman of the Registrant's Board of Directors, was formerly Senior Vice President and Treasurer of Dominion and is now Executive Vice President and Director of Trilon. In its Schedule 13D filing dated as of June 30, 1995, describing the transaction, Dominion stated that it may be considered to be an indirect beneficial owner of such shares of the Registrant's Common Stock, although it disclaims such beneficial ownership. Accordingly, the Registrant initially believed that such transaction was in the nature of a change in the manner of Dominion's holding of the Registrant's stock. As a result of the sale of stock directly to Trilon and other factors, the Registrant has now determined that it is appropriate to report a change in control pursuant to this Current Report.

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ITEM 6.   EXHIBITS

     2.1  Form of Subscription and Investment Representation Agreement.

     2.2  Form of Equity Warrant.

     2.3  Form of Debt Warrant.

     2.4  Form of Springing Warrant.

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                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  December 29, 1995             ADVANCED MATERIALS GROUP, INC.


                                      By: /s/ Jerry E. Fullerton
                                          --------------------------------------
                                           Vice President and Controller

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